UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 12, 2014

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, NY 10022		10022-4731
(Address of principal executive offices)		(Zip Code)

(212) 421-7850

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2014, Forest Laboratories, Inc. (“Forest” or the “Company”), a Delaware corporation, entered into a waiver and amendment (the “Amendment”) to its registration rights agreements dated as of (i) December 10, 2013 (the “2013 Registration Rights Agreement”) providing for registration rights with respect to its $1,200,000,000 in aggregate principal amount of outstanding 5.00% Senior Notes due 2021 (the “5.00% Notes”) and (ii) January 31, 2014 (the “2014 Registration Rights Agreement” and, together with the 2013 Registration Rights Agreement, the “Registration Rights Agreements”) providing for registration rights with respect to (A) its $1,050,000,000 in aggregate principal amount of outstanding 4.375% Senior Notes due 2019 (the “4.375% Notes”) and (B) its $750,000,000 in aggregate principal amount of outstanding 4.875% Senior Notes due 2021 (the “4.875% Notes” and, together with the 5.00% Notes and the 4.375% Notes, the “Notes”). The Amendment eliminates the registration rights obligations with respect to the Notes upon the provision by Actavis plc of a guarantee of each of the Notes.

On June 12, 2014, the Company entered into a supplemental indenture (the “5.00% Supplemental Indenture”) to its indenture dated as of December 10, 2013 for the issuance of its 5.00% Notes, among the Company and Wells Fargo Bank, National Association, as trustee.

On June 12, 2014, the Company entered into a supplemental indenture (the “4.375% Supplemental Indenture”) to its indenture dated as of January 31, 2014 for the issuance of its 4.375% Notes, among the Company and Wells Fargo Bank, National Association, as trustee.

On June 12, 2014, the Company entered into a supplemental indenture (the “4.875% Supplemental Indenture” and, together with the 5.00% Supplemental Indenture and the 4.375% Supplemental Indenture, the “Supplemental Indentures”) to its indenture dated as of January 31, 2014 for the issuance of its 4.875% Notes, among the Company and Wells Fargo Bank, National Association, as trustee.

Each of the Supplemental Indentures removes respective references to the Registration Rights Agreements and removes the respective ability of each of the Notes to accrue Additional Interest pursuant to the Registration Rights Agreement.

Item 8.01.	Other Events.

On June 12, 2014, Forest issued a press release announcing that the requisite holders of its Notes had consented to the elimination of registration rights obligations with respect to the Notes in exchange for the provision by Actavis plc of a guarantee of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of June 12, 2014, to the Indenture dated as of December 10, 2013, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated as of June 12, 2014, to the Indenture dated as of January 31, 2014, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.3	First Supplemental Indenture, dated as of June 12, 2014, to the Indenture dated as of January 31, 2014, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

10.1	Waiver and Amendment, dated as of June 12, 2014, to the Registration Rights Agreements dated as of December 10, 2013 and January 31, 2014, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

99.1	Press Release of Forest Laboratories, Inc. entitled “Forest Laboratories, Inc. Announces Receipt of Requisite Consents and Expiration of Consent Solicitations for Certain of its Senior Notes” dated June 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014

Forest Laboratories, Inc. (Registrant)

/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Senior Vice President, Chief Legal Officer & General Counsel

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